Exhibit 11

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form 1-A/A of our audit report dated May 31, 2023, relating to the financial statements of Brookwood Fenton Investments LLC for the period from the date of inception (April 17, 2023) to April 30, 2023.

Richmond Hill, Ontario, Canada July 18, 2023	/s/ SRCO Professional Corporation CHARTERED PROFESSIONAL ACCOUNTANTS Authorized to practice public accounting by the Chartered Professional Accountants of Ontario